UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2020

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.

On March 17, 2020, Chico’s FAS, Inc. (the “Company”) which operates under the Chico's®, White House Black Market®, Soma® and TellTaleTM brand names, issued a press release announcing it will immediately close all retail stores temporarily across North America for the next two weeks in response to the global COVID-19 outbreak. The Company is also withdrawing its guidance issued in its fourth quarter Earnings Release filed on Form 8-K on February 27, 2020. The Company is not providing updated guidance at this time. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated March 17, 2020
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: March 17, 2020	By:
/s/ David M. Oliver
David M. Oliver, Interim Chief Financial Officer and Senior Vice President, Controller

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated March 17, 2020
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

Amendment Flag	false
Entity Central Index Key	0000897429